Exhibit 107

Calculation of Filing Fee Tables

424(b)(5)

(Form Type)

Allogene Therapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(1)

Fees to be Paid	Equity	Common stock, par value $0.001 per share	Rule 457(r)	$250,000,000	N/A	N/A	$0.00014760	$36,900

	Total Offering Amounts				—	$250,000,000	—	$36,900

	Total Fees Previously Paid							—

	Total Fee Offsets						—	$11,499.98 (2)

	Net Fee Due						—	$25,400.02 (2)

(1)

Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended (the “Securities Act”). Payment of the registration fee at the time of filing of the registrant’s Registration Statement on Form S-3 (File No. 333-268117) on November 2, 2022 was deferred pursuant to Rules 456(b) and 457(r) under the Securities Act and is paid herewith.

(2)

On November 5, 2019, the registrant filed a registration statement on Form S-3 (File No. 333-234516) (the “2019 Registration Statement”), registering, among other securities, the issuance of up to $250,000,000 of Common Stock of the registrant in an at-the-market equity offering of the registrant’s Common Stock (the “2019 ATM Common Stock”). The registration fee associated with the 2019 ATM Common Stock was $32,450. Pursuant to the 2019 Registration Statement, the registrant sold $82,650,355 of the 2019 ATM Common Stock, which equates to an associated registration fee of $10,728.02 based on the total registration fee paid in connection with the filing of the 2019 Registration Statement. Accordingly, the unused registration fee paid in connection with the 2019 Registration Statement and the 2019 ATM Common Stock is $21,721 (the “Unused 2019 Registration Fee”).

On November 2, 2022, the registrant filed a registration statement on Form S-3 (File No. 333-268117) (the “2022 Registration Statement”), registering, among other securities, the issuance of up to $167,349,645 of Common Stock of the registrant in an at-the-market equity offering of the registrant’s Common Stock (the “2022 ATM Common Stock”). The registration fee associated with the 2022 ATM Common Stock was $18,441.93, offset in its entirety by the Unused 2019 Registration Fee. Pursuant to the 2022 Registration Statement, the registrant sold $92,749,645 of the 2022 ATM Common Stock, which equates to an associated registration fee of $10,221.02 based on the total registration fee paid in connection with the filing of the 2022 Registration Statement. Accordingly, the unused registration fee paid in connection with the 2022 Registration Statement and the 2022 ATM Common Stock is $8,220.91.

Pursuant to Rule 457(p) under the Securities Act, the registration fee applicable to the $250,000,000 of Common Stock of the registrant being registered hereby in the amount of $36,900 is offset by (i) $3,279.07 in registration fees previously paid by the registrant with respect to the 2019 ATM Common Stock that were registered but not issued pursuant to the 2019 Registration Statement and not used to offset the registration fees previously paid by the registrant with respect to the 2022 ATM Common Stock that were registered pursuant to the 2022 Registration Statement and (ii) $8,220.91 in registration fees previously paid by the registrant using the Unused 2019 Registration Fee with respect to the 2022 ATM Common Stock that were registered but not issued pursuant to the 2022 Registration Statement. Accordingly, $11,499.98 in registration fees are being paid at this time. Concurrently with the filing of this registration statement, any offering of unsold 2022 ATM Common Stock pursuant to the 2022 Registration Statement is hereby terminated.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

	Rule 457(p)

Fee Offset Claims	Allogene Therapeutics, Inc.	S-3	333-234516	11/5/2019		$3,279.07 (1)	Equity	Common Stock	N/A	$167,349,645

Fee Offset Sources	Allogene Therapeutics, Inc.	S-3	333-234516		11/5/2019						$3,279.07

Fee Offset Claims	Allogene Therapeutics, Inc.	S-3	333-268117	11/2/2022		$8,220.91 (1)	Equity	Common Stock	N/A	$250,000,000

Fee Offset Sources	Allogene Therapeutics, Inc.	S-3	333-268117		11/2/2022						$8,220.91

(1)	See Note (2) under Table 1 above.